Exhibit 99.1

VILLAGE OAKS PATHOLOGY

SERIVCES, P.A.

D/B/A PRECISION PATHOLOGY SERVICES

FINANCIAL STATEMENTS

For the years ended December 31, 2022 and 2021

VILLAGE OAKS PATHOLOGY SERVICES, P.A.

D/B/A PRECISION PATHOLOGY SERVICES

Independent Auditor’s Report

To the Board of Directors and Stockholders of

Village Oaks Pathology Services, P.A.:

Opinion

We have audited the financial statements of Village Oaks Pathology Services, P.A. (the “Company”), which comprise the balance sheets as of December 31, 2022 and 2021, and the related statements of operations, changes in stockholders’ equity and cash flows for the years then ended, and the related notes to the financial statements.

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of Village Oaks Pathology Services, P.A. as of December 31, 2022 and 2021, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis of Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (“GAAS”). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Substantial Doubt About the Entity’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has recurring and expected losses from operations, negative operating cash flows, and is projecting its cash outflows to exceed its cash on hand over the next twelve months. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date that the financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.
●	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.
●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.
●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.
●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control–related matters that we identified during the audit.

Emphasis of Matter

As described in Note 2 to the financial statements, the Company adopted Accounting Standards Codification (“ASC”) Topic 842, Leases, as of January 1, 2022. The prior year financial statements have not been adjusted and continue to be reported in accordance with the Company’s historic accounting under ASC Topic 840. Our opinion is not modified with respect to this matter.

/s/ WithumSmith+Brown, PC

September 19, 2023

3

VILLAGE OAKS PATHOLOGY SERVICES, P.A.

D/B/A PRECISION PATHOLOGY SERVICES

BALANCE SHEETS

	As of December 31,
	2022	2021
ASSETS
Current Assets
Cash	$357,470	$1,207,341
Certificates of deposit	100,823	100,722
Investments	259,392	300,051
Patient fees receivable	858,950	696,759
Other receivables	381,204	515,464
Prepaid expenses	31,123	3,374
Total Current Assets	1,988,962	2,823,711
Non-Current Assets
Property and equipment, net	328,861	283,777
Operating lease right-of-use asset, net	494,900	—
Finance/capital lease right-of-use asset, net	1,554,889	1,491,014
Deposits	8,000	8,000
Total Non-Current Assets	2,386,650	1,782,791
TOTAL ASSETS	$4,375,612	$4,606,502

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$83,386	$80,136
Accrued expenses	351,276	237,216
Notes payable, current portion	40,407	33,647
Operating lease liability, current portion	96,654	—
Finance/capital lease liability, current portion	413,729	367,680
Total Current Liabilities	985,452	718,679
Non-Current Liabilities
Notes payable, net of current portion	95,879	100,100
PPP loan payable	—	503,950
Deferred rent	—	14,078
Operating lease liability, net of current portion	403,177	—
Finance/capital lease liability, net of current portion	1,218,535	1,123,334
Total Non-Current Liabilities	1,717,591	1,741,462
TOTAL LIABILITIES	2,703,043	2,460,141

Commitments and contingencies (see Note 11)
Stockholders’ Equity
Common stock, authorized 1,000, $0.01 par value; 500 shares issued and outstanding as of December 31, 2022 and 2021	5	5
Retained earnings	1,672,564	2,146,356
Total Stockholders’ Equity	1,672,569	2,146,361
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$4,375,612	$4,606,502

See accompanying notes to the financial statements.

4

VILLAGE OAKS PATHOLOGY SERVICES, P.A.

D/B/A PRECISION PATHOLOGY SERVICES

STATEMENTS OF OPERATIONS

	Years Ended December 31,
	2022	2021
Net Revenue	$6,858,212	$6,196,631
Operating Expenses
Selling, general, and administrative	7,184,802	5,757,341
Depreciation and amortization	544,217	536,481
Total Operating Expenses	7,729,019	6,293,822

Loss from Operations	(870,807)	(97,191)

Other Income (Expense)
PPP loan forgiveness	503,950	503,900
Other income, net	9,192	12,467
Interest expense	(63,308)	(12,730)
Investment income	8,775	4,396
Unrealized loss on investments	(49,434)	(4,345)
Total Other Income	409,175	503,688

Net income (loss)	$(461,632)	$406,497

See accompanying notes to the financial statements.

5

VILLAGE OAKS PATHOLOGY SERVICES, P.A.

D/B/A PRECISION PATHOLOGY SERVICES

STATEMENTS OF STOCKHOLDERS’ EQUITY

	Retained Earnings	Common Stock	Total Stockholders’ Equity
Balance as of December 31, 2020	$1,751,859	$5	$1,751,864
Distributions	(12,000)	—	(12,000)
Net income	406,497	—	406,497
Balance as of December 31, 2021	$2,146,356	$5	$2,146,361
Distributions	(12,160)	—	(12,160)
Net loss	(461,632)	—	(461,632)
Balance as of December 31, 2022	$1,672,564	$5	$1,672,569

See accompanying notes to the financial statements.

6

VILLAGE OAKS PATHOLOGY SERVICES, P.A.

D/B/A PRECISION PATHOLOGY SERVICES

STATEMENTS OF CASH FLOWS

	Years Ended December 31,
	2022	2021
Cash flows from operating activities:
Net income (loss)	$(461,632)	$406,497
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Forgiveness of PPP loan payable	(503,950)	(503,900)
Depreciation and amortization	544,217	536,481
Loss on disposal of fixed assets	—	16,784
Investment income	(8,775)	(4,396)
Unrealized loss on investments	49,434	4,345
Changes in operating assets and liabilities:
Patient fees receivable	(162,191)	(50,077)
Other receivables	134,260	(8,362)
Prepaid expenses	(27,749)	(2,481)
Accounts payable	3,250	59,455
Accrued expenses	114,060	51,054
Operating lease liability	(9,147)	—
Deferred rent	—	(326)
Net cash provided by (used in) operating activities	(328,223)	505,074
Cash flows from investing activities:
(Purchase) sale of certificates of deposit	(101)	302,835
Purchase of investments	—	(300,000)
Purchase of property and equipment	(144,246)	(192,921)
Net cash used in investing activities	(144,347)	(190,086)
Cash flows from financing activities:
Borrowings of notes payable	39,953	93,414
Repayments of notes payable	(37,414)	(36,094)
Proceeds from PPP loan payable	—	503,950
Net payments from financing lease	(367,680)	(505,651)
Distributions	(12,160)	(12,000)
Net cash provided by (used in) financing activities	(377,301)	43,619
Net change in cash	(849,871)	358,607
Cash, beginning of year	1,207,341	848,734
Cash, end of year	$357,470	$1,207,341

Supplemental disclosure of cash flow information:
Cash paid for interest	$63,308	$12,730

Supplemental disclosure of noncash investing and financing activities:
Equipment purchase included in accounts payable	$—	$12,995
Operating lease liabilities arising from obtaining right-of-use assets	590,474	—
Finance lease liabilities arising from right-of-use asset modification	508,930	—

See accompanying notes to the financial statements.

7

VILLAGE OAKS PATHOLOGY SERVICES, P.A.

D/B/A PRECISION PATHOLOGY SERVICES

NOTES TO FINANCIAL STATEMENTS

1. Nature of Operations

Village Oaks Pathology Services, P.A., doing business as Precision Pathology Services (the “Company” or “Precision Pathology”) is a privately held company organized in 1987 under the laws of the state of Texas. Precision Pathology provides anatomic and clinical pathology services for patients and their physicians. The Company is known for their exceptionally responsive and helpful service to the physicians and patients they serve.

Income Taxes

The Company, with stockholders’ consent, has elected to be taxed as an “S Corporation” under the provisions of the Internal Revenue Code and comparable state income tax law. As an S Corporation, the Company is generally not subject to corporate income taxes and the Company’s net income or loss is reported on the individual tax return of the stockholders of the Company. Therefore, no provision or liability for income taxes is reflected in the financial statements. The Company has not been audited by the Internal Revenue Service, and accordingly the business tax returns since 2020 are open to examination. Management has evaluated its tax positions and has concluded that the Company had taken no uncertain tax positions that could require adjustment or disclosure in the financial statements to comply with provisions set forth in Accounting Standards Codification (“ASC”) Topic 740, Income Taxes.

2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements are prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”).

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company evaluates estimates and assumptions on a regular basis. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The Company’s accounting policies that involve significant judgment and estimates include revenue recognition including contractual adjustments and discounts, patient fee receivables and the related allowance for contractual discounts and allowance for doubtful accounts, valuation of lease liabilities and related right-of-use assets, and estimates of useful lives for depreciation. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Liquidity and Capital Resources

In accordance with Accounting Standards Update (“ASU”) 2014-15, Presentation of Financial Statements – Going Concern (Subtopic 205-40), the Company has evaluated whether there are conditions and events that raise substantial doubt about the Company’s ability to continue as a going concern for at least one year after the date the financial statements are issued. As required by this standard, management’s evaluation shall initially not take into consideration the potential mitigating effects of management’s plans that have not been fully implemented as of the date the financial statements are issued.

The Company’s assessment included the preparation of a detailed cash forecast that included all projected cash inflows and outflows. Although the Company continues to focus on growing its revenues, the Company’s ongoing operating expenditures will exceed the revenue it expects to receive for the foreseeable future. Additionally, the Company has a history of operating losses and negative operating cash flows and expects these trends to continue. Our future plans may include cash flows generated from our revenues, issuance of debt, or sales of our equity securities.

The Company’s loss from operations before depreciation and amortization was ($326,590) for the fiscal year ended December 31, 2022. The Company’s cash, certificates of deposit and investments and net working capital at December 31, 2022, were $717,685 and $1,003,510, respectively. Based on the Company’s current expected level of operating expenditures and continued revenue projections, the Company does not believe its cash on hand is sufficient to fund the Company’s ongoing operations for a period of a least twelve (12) months; therefore, the Company has concluded there is substantial doubt about the Company’s ability to continue as a going concern for one year from the issuance of these financial statements. Despite a history of successfully implementing similar plans to alleviate adverse financial conditions, these sources of working capital are not currently assured, and consequently do not sufficiently mitigate the risks and uncertainties disclosed above. These financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts of liabilities that may result from uncertainty related to the Company’s ability to continue as a going concern.

8

VILLAGE OAKS PATHOLOGY SERVICES, P.A.

D/B/A PRECISION PATHOLOGY SERVICES

NOTES TO FINANCIAL STATEMENTS

Cash

The Company’s cash is held with one financial institution, and the account balances may exceed the Federal Deposit Insurance Corporation (“FDIC”) insurance limit at times. Accounts are insured by the FDIC up to $250,000. As of December 31, 2022 and 2021, the Company had uninsured cash deposits of $107,470 and $957,341, respectively. The Company has not experienced any losses in such accounts to date. Any loss incurred or a lack of access to such funds could have a significant adverse impact on the Company’s financial condition, results of operations, and cash flows. All highly liquid investments with maturities of three months or less at the date of purchase are classified as cash equivalents.

Investments held in MML Investors Services Account

At December 31, 2022 and 2021, the assets held in the MML Investors Services Account (“MML Account”) were held in money market funds, which are invested in fixed income and equity securities with balances of $259,392 and $300,051, respectively. Trading securities are presented on the balance sheet at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of these securities is included in unrealized loss on investments in the accompanying statements of operations. Dividend income and short-term and long-term capital gains on these securities is included in investment income in the accompanying statements of operations.

Certificates of Deposit

The Company invests its excess cash in bank certificates of deposit (“CDs”) which are fully insured by the FDIC with terms of not more than six months. As of December 31, 2022 and 2021, the Company had certificates of deposit with balances of $100,823 and $100,722, respectively.

Patient Fees Receivable

Patient accounts receivable represents amounts due from patient services billed to commercial insurance companies, governmental payors, and patients. Receivables are recorded at the amount the Company expects to collect. The Company estimates variable consideration for patient service fees using an expected value method. Accordingly, the Company has developed ratios for portfolios of payors based on the nature of the payor (e.g., commercial insurer, government program, uninsured patients), which impacts the average time to collect the consideration to which the Company expects to be entitled and the amount of such consideration. The Company has developed payment-to-charge ratio for each portfolio of payor based on historical payment experience and applied those ratios to gross charges for each year presented in order to arrive at the net patient fees receivable.

Other Receivables

Other receivables represent amounts billed for pathologist interpretations and medical director fees, which include the Company’s pathologists providing directorship for certain hospital facilities. Other receivables are recorded at the amount the Company expects to collect. Management determines uncollectible amounts based on historical collection experience. As of December 31, 2022 and 2021, management determined no allowance was necessary related to these receivables.

Property and Equipment, net

In accordance with Accounting Standards Codification (“ASC”) 360-10, Accounting for the Impairment of Long- Lived Assets, the Company periodically reviews the carrying value of its long-lived assets, such as property and equipment, to test whether current events or circumstances indicate that such carrying value may not be recoverable. When evaluating assets for potential impairment, the Company compares the carrying value of the asset to its estimated undiscounted future cash flows. If an asset’s carrying value exceeds such estimated cash flows (undiscounted and with interest charges), the Company records an impairment charge for the difference. The Company did not record impairment for the years ended December 31, 2022 and 2021.

Property and equipment are carried at cost, net of accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful life of the asset. Amortization of leasehold improvements is computed using the shorter of the lease term or estimated useful life of the asset. Additions and improvements are capitalized, while repairs and maintenance are expensed as incurred. Useful lives of each asset class are as follows:

Asset Category	Useful Life
Computer equipment	5 years
Computer software	3 years
Equipment	5-7 years
Furniture and fixtures	5-7 years
Vehicles	5 years
Leasehold improvements	Lesser of lease term or useful life

9

VILLAGE OAKS PATHOLOGY SERVICES, P.A.

D/B/A PRECISION PATHOLOGY SERVICES

NOTES TO FINANCIAL STATEMENTS

Fair Value of Financial Instruments

The Company applies ASC Topic 820, Fair Value Measurement (“ASC 820”), which establishes a framework for measuring fair value and clarifies the definition of fair value within that framework. ASC 820 defines fair value as an exit price, which is the price that would be received for an asset or paid to transfer a liability in the Company’s principal or most advantageous market in an orderly transaction between market participants on the measurement date. The fair value hierarchy established in ASC 820 generally requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. Observable inputs reflect the assumptions that market participants would use in pricing the asset or liability and are developed based on market data obtained from sources independent of the reporting entity. Unobservable inputs reflect the entity’s own assumptions based on market data and the entity’s judgments about the assumptions that market participants would use in pricing the asset or liability and are to be developed based on the best information available in the circumstances.

The carrying amounts reflected in the balance sheet for current assets and liabilities approximate fair value due to their short-term nature.

Level 1 — Assets and liabilities with unadjusted, quoted prices listed on active market exchanges. Inputs to the fair value measurement are observable inputs, such as quoted prices in active markets for identical assets or liabilities.

Level 2 — Inputs to the fair value measurement are determined using prices for recently traded assets and liabilities with similar underlying terms, as well as direct or indirect observable inputs, such as interest rates and yield curves that are observable at commonly quoted intervals.

Level 3 — Inputs to the fair value measurement are unobservable inputs, such as estimates, assumptions, and valuation techniques when little or no market data exists for the assets or liabilities.

See Note 4 for additional information on assets measured at fair value.

Revenue Recognition

The Company derives revenues from providing pathology testing services to patients and other customers. Revenue from services is recognized upon the transfer of control, which is generally achieved when testing is completed and the results are delivered to a patient, a patient’s physician, or institutional customers such as independent laboratories, hospitals, or contract research organizations (“CRO”). The Company’s revenues fall into three separate streams: (a) patient service fees, (b) histology service fees, and (c) medical director fees.

On January 1, 2021, the Company adopted ASC 606, Revenue from Contracts with Customers (“ASC 606”), using the modified retrospective method with respect to all non-completed contracts. ASC 606 outlines a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes nearly all existing revenue recognition guidance, including industry-specific guidance.

The new guidance is based on the principle that an entity should recognize revenue to depict the transfer of products or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those products or services. The adoption of ASC 606 did not have a material effect on the Company’s financial position, results of operations, or internal controls over financial reporting.

The Company determines revenue recognition by applying the following steps prescribed under ASC 606:

a. Identification of the contract, or contracts, with a customer;

b. Identification of the performance obligations in the contract;

c. Determination of the transaction price;

d. Allocation of the transaction price to the performance obligations in the contract; and

e. Recognition of revenue when, or as, we satisfy a performance obligation.

The Company collects patient service fees from patients and various third-party payors, mainly insurance companies and governmental payors. Patient service fees are earned from performing pathology lab services (procedures or tests), which may be requested by a patient directly or by a physician on a patient’s behalf. The Company also provides histology services to hospitals, CRO’s or independent laboratories. The Company’s services represent performance obligations transferred to the customer at the point in time when the test results are delivered, which is when the customer obtains the benefits of the service. Patient service fee revenue is variable given various factors that impact whether third-party payors ultimately pay the Company’s contractual billing rates. While third-party payor rates are known at inception of the contract, the payor has the ultimate discretion to adjudicate claims and decide on the final payment amount. There are various factors that allow third-party payors the right to deny all or part of a claim, which may not be known at inception of the contract. While the Company may appeal claim denials or adjustments, generally the Company offers some level of implicit price concession as part of these adjustments made by payors. Furthermore, patient service fees billed to uninsured patients is subject to variability for factors not known at inception. In contrast, the transaction price for histology services is generally fixed, as no third-party payors are involved, and therefore, the fees agreed upon upfront are the fees that the Company expects to collect for services performed.

The Company estimates variable consideration for patient service fees using an expected value method. Accordingly, the Company has developed ratios for portfolios of payors based on the nature of the payor (e.g., commercial insurer, government program, uninsured patients), which impacts the average time to collect the consideration to which the Company expects to be entitled and the amount of such consideration. The Company has developed payment-to-charge ratio for each portfolio of payor based on historical payment experience and applied those ratios to gross charges for each year presented. Variable consideration is constrained to the extent that it is deemed probable that a significant reversal in the amount of revenue recognized will not occur when the uncertainty is resolved, which is when an insurance claim is fully resolved.

10

VILLAGE OAKS PATHOLOGY SERVICES, P.A.

D/B/A PRECISION PATHOLOGY SERVICES

NOTES TO FINANCIAL STATEMENTS

Advertising

Advertising costs are expensed as incurred. Advertising costs were $2,802 and $2,764 for the years ended December 31, 2022 and 2021, respectively, which are included in selling, general and administrative expense on the accompanying statements of operations.

Leases

The Company determines if an arrangement is a lease at inception and classifies its leases at commencement. Operating leases are presented as right-of-use (“ROU”) assets and the corresponding lease liabilities are included in operating lease liabilities, current and operating lease liabilities on the Company’s balance sheets. ROU assets represent the Company’s right to use an underlying asset, and lease liabilities represent the Company’s obligation for lease payments in exchange for the ability to use the asset for the duration of the lease term.

ROU assets and lease liabilities are recognized at the lease commencement date and determined using the present value of the future minimum lease payments over the lease term. The Company used a discount rate based on a benchmark approach as of January 1, 2022, the date of initial application of the new guidance, to derive an appropriate incremental borrowing rate to discount remaining lease payments. The Company benchmarked itself against other companies of similar credit ratings and comparable quality and derived imputed rates for lease term lengths ranging from approximately 1.9 to 5.6 years. The lease term may include options to extend when it is reasonably certain that the Company will exercise that option. In addition, the Company does not recognize short-term leases that have a term of twelve months or less as ROU assets or lease liabilities. The Company recognizes operating lease expense on a straight-line basis over the lease term.

The Company has lease agreements that contain both lease and non-lease components, which it has elected to account for as a single lease component when the payments are fixed. As such, variable lease payments, including those not dependent on an index or rate, such as real estate taxes, common area maintenance, and other costs that are subject to fluctuation from period to period are not included in lease measurement.

Recent Accounting Pronouncements

In February 2016, the FASB established Topic 842, Leases, by issuing ASU No. 2016-02 (“ASU 2016-02”), which requires lessees to recognize leases on balance sheet and disclose key information about leasing arrangements. The new standard establishes a right-of-use model that requires a lessee to recognize a ROU asset and lease liability on the balance sheet for all leases with a term longer than 12 months. Leases are classified as finance or operating, with classification affecting the pattern and classification of expense recognition in the income statement.

In June 2020, the FASB issued ASU No. 2020-05 (“ASU 2020-05”) which pushed back the effective date one year for private and not-for-profit entities that did not issue or serve as conduit bond obligors and had not yet adopted the standard. The new effective date was for fiscal year periods beginning after December 15, 2021.

The Company adopted ASU 2016-02 effective January 1, 2022, using a modified retrospective approach at the beginning of the year of adoption. In addition, the Company elected the transition package of three practical expedients permitted within the standard, which eliminates the requirements to reassess prior conclusions about lease identification, lease classification and initial direct costs. Further, the Company adopted a short-term lease exception policy, permitting the Company to not apply the recognition requirements of this standard to short-term leases (i.e., leases with terms of 12 months or less) and an accounting policy to account for lease and non-lease components as a single component for certain classes of assets. On January 1, 2022, the Company recorded lease liabilities and corresponding right-of-use assets based on the present value of the remaining minimum rental payments for leases existing upon adoption of the new lease standard and other adjustments to the opening balance of right-of-use assets, if any. The adoption of ASC 842 did not result in a material impact to the consolidated statements of operations or cash flows. See Note 7 for additional detail on the Company’s leasing arrangements.

In November 2018, the FASB issued ASU 2018-19, Codification Improvements to Topic 326, Financial Instruments—Credit Losses, which amends the guidance for accounting for assets that are potentially subject to credit risk. The amendments affect contract assets, loans, debt securities, trade receivables, net investments in leases, off-balance-sheet credit exposures, reinsurance receivables, and any other financial assets not excluded from the scope that have the contractual right to receive cash. ASU 2018-19 is effective for fiscal years beginning after December 15, 2022. The Company has not yet evaluated the accounting, transition and disclosure requirements of the ASU and cannot currently estimate the financial statement impact of adoption.

11

VILLAGE OAKS PATHOLOGY SERVICES, P.A.

D/B/A PRECISION PATHOLOGY SERVICES

NOTES TO FINANCIAL STATEMENTS

3. Revenue, Net

The following is a summary of net revenue for the years ended December 31:

	2022	2021
Patient fees	$5,378,629	$4,860,703
Histology service fees	1,366,789	1,091,285
Medical director fees	103,119	98,887
Other revenue	9,675	145,756
Revenue, net	$6,858,212	$6,196,631

4. Investments

The following table presents information about the Company’s financial assets and liabilities that are measured at fair value as of December 31, 2022 and 2021, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

	Fair Value	Level 1	Level 2	Level 3
December 31, 2022
Assets
Investments held in MML Account
Money Market Securities	$259,392	$259,392	$—	$—
Certificate of Deposit	100,823	—	100,823	—
December 31, 2021
Assets
Investments held in MML Account
Money Market Securities	$300,051	$300,051	$—	$—
Certificate of Deposit	100,722	—	100,722	—

5. Property and Equipment, Net

Property and equipment, net, consist of the following as of December 31:

	2022	2021
Computer equipment	$46,368	$19,631
Computer software	244,990	244,990
Equipment	494,524	531,845
Furniture and fixtures	14,472	14,472
Leasehold improvements	66,985	76,405
Vehicles	239,565	174,338
Property and equipment, gross	1,106,904	1,061,681
Less: accumulated depreciation	(778,043)	(777,904)
Property and equipment, net	$328,861	$283,777

Depreciation expense for the years ended December 31, 2022 and 2021 were $99,162 and $91,426, respectively.

6. Accrued Expenses

The following is a summary of the Company’s accrued expenses as of December 31:

	2022	2021
Accrued payroll and payroll taxes	$186,030	$172,757
Locums, temporary payroll	128,337	—
Data search fees	—	19,651
Billing fees	34,510	19,293
Other accrued expenses	2,399	25,515
	$351,276	$237,216

12

VILLAGE OAKS PATHOLOGY SERVICES, P.A.

D/B/A PRECISION PATHOLOGY SERVICES

NOTES TO FINANCIAL STATEMENTS

7. Leases

The Company has one operating lease for its real estate and office space and multiple finance leases for lab equipment in Texas. The operating lease has a remaining lease term of 4.58 years as of December 31, 2022. The Company has finance leases consisting of office and lab equipment with remaining lease terms ranging from approximately 0.9 to 5.0 years as of December 31, 2022, for which the Company has determined that it will use the equipment for a major part of its remaining economic life.

The lease agreements generally do not provide an implicit borrowing rate. Therefore, the Company used a benchmark approach as of January 1, 2022, to derive an appropriate incremental borrowing rate to discount remaining lease payments. The Company benchmarked itself against other companies of similar credit ratings and comparable quality and derived imputed rates ranging from 2.3% - 4.4% for lease term lengths ranging from approximately 1.9 to 5.6 years.

Leases with an initial term of twelve months or less are not recorded on the balance sheet. There are no material residual guarantees associated with any of the Company’s leases, and there are no significant restrictions or covenants included in the Company’s lease agreements. Certain leases include variable payments related to common area maintenance and property taxes, which are billed by the landlord, as is customary with these types of charges for office space. The Company has not entered into any lease arrangements with related parties, and the Company is not the sublessor in any arrangement.

The Company’s existing leases contain escalation clauses and renewal options. The Company has evaluated several factors in assessing whether there is reasonable certainty that the Company will exercise a contractual renewal option. For leases with renewal options that are reasonably certain to be exercised, the Company included the renewal term in the total lease term used in calculating the right-of-use asset and lease liability. Prior to adoption of ASU 2016-02 effective January 1, 2022, the Company accounted for operating lease transactions by recording lease expense on a straight-line basis over the expected term of the lease.

The components of lease expense, which are included in selling, general and administrative expense as of December 31, 2022 are as follows:

Components of total lease expense:	2022
Amortization of ROU assets – finance lease	$445,055
Interest on lease liabilities – finance lease	46,425
Operating lease cost	119,510
Total lease cost	$610,990

Supplemental balance sheet information relating to leases was as follows as of December 31, 2022:

Operating leases:	2022
Operating lease right-of-use assets	$494,900
Operating lease liability, current	96,654
Operating lease liability, long-term	403,177

Finance leases:	2022
Finance lease right-of-use asset, gross	$1,999,944
Accumulated amortization	(445,055)
Finance lease right-of-use asset, net	$1,554,889

Finance lease liability, current	$413,729
Finance lease liability, long-term	1,218,535
Total finance lease liability	$1,632,264

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VILLAGE OAKS PATHOLOGY SERVICES, P.A.

D/B/A PRECISION PATHOLOGY SERVICES

NOTES TO FINANCIAL STATEMENTS

Weighted-average remaining lease term:	2022
Operating leases (in years)	4.58
Finance leases (in years)	4.07

Weighted-average discount rate:	2022
Operating leases	4.36%
Finance leases	6.21%

Future lease payments under non-cancelable operating leases as of December 31, 2022 were as follows:

Year ending	Operating Leases
2023	$116,498
2024	121,726
2025	121,726
2026	121,726
2027 and thereafter	71,007
Total Minimum Lease Payments	$552,683
Less effects of discounting	(52,852)
Present value of future minimum lease payments	$499,831

Future lease payments under non-cancelable finance leases as of December 31, 2022 were as follows:

Year ending	Finance Leases
2023	$505,266
2024	448,505
2025	448,505
2026	270,395
2027 and thereafter	202,970
Total Minimum Lease Payments	$1,875,641
Less effects of discounting	(243,377)
Present value of future minimum lease payments	$1,632,264

As described in Note 2, the Company adopted Topic 842 as of January 1, 2022. The prior year amounts have not been adjusted and continue to be reported in accordance with the Company’s historic accounting under Topic 840. The Company recognized lease expense of approximately $146,823 for the period ended December 31, 2021. There are no contingent rental amounts due to the lessors. Future minimum lease payments under non-cancellable leases as of December 31, 2021, were as follows:

Year Ending December 31,
2022	$114,579
2023	116,498
2024	121,726
2025	121,726
2026 and thereafter	192,733
Total future minimum payments	$667,262

8. Notes Payable

Hyundai Elantra – 2018

On May 10, 2022, the Company entered into a Finance Agreement to purchase a 2018 Hyundai Elantra for $19,444 with a maturity date of May 10, 2027. The loan bears fixed interest at a rate of 9.94% per annum, with monthly payments of $414, which is comprised of principal and interest. This loan is collateralized by the underlying vehicle. The balance of this loan as of December 31, 2022 and December 31, 2021 is $17,627 and $0, respectively.

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VILLAGE OAKS PATHOLOGY SERVICES, P.A.

D/B/A PRECISION PATHOLOGY SERVICES

NOTES TO FINANCIAL STATEMENTS

Hyundai Elantra – 2019

On May 10, 2022, the Company entered into a Finance Agreement to purchase a 2019 Hyundai Elantra for $20,509 with a maturity date of May 10, 2027. The loan bears fixed interest at a rate of 9.79% per annum, with monthly payments of $435, which is comprised of principal and interest. This loan is collateralized by the underlying vehicle. The balance of this loan as of December 31, 2022 and December 31, 2021 is $18,586 and $0, respectively.

Ford Transit — 2016

On May 4, 2016, the Company entered into a Finance Agreement to purchase a 2016 Ford Transit for $26,226 with a maturity date of June 4, 2022. The loan bears fixed interest at a rate of 5.39% per annum, with monthly payments of $428, which is comprised of principal and interest. This loan is collateralized by the underlying vehicle. The balance of this loan as of December 31, 2022 and December 31, 2021 is $0 and $2,530, respectively.

Hyundai Elantra - 2016

On March 4, 2021, the Company entered into a Finance Agreement to purchase a 2016 Hyundai Elantra for $13,609 with a maturity date of March 18, 2026. The loan bears fixed interest at a rate of 7.85% per annum, with monthly payments of $276, which is comprised of principal and interest. This loan is collateralized by the underlying vehicle. The balance of this loan as of December 31, 2022 and December 31, 2021 is $9,419 and $11,883, respectively.

Hyundai Elantra - 2017

On December 15, 2020, the Company entered into a Finance Agreement to purchase a 2017 Hyundai Elantra for $11,833 with a maturity date of December 15, 2024. The loan bears fixed interest at a rate of 9.84% per annum, with monthly payments of $300, which is comprised of principal and interest. This loan is collateralized by the underlying vehicle. The balance of this loan as of December 31, 2022 and December 31, 2021 is $6,462 and $9,279, respectively.

Hyundai Elantra - 2017

On December 15, 2020, the Company entered into a Finance Agreement to purchase a 2017 Hyundai Elantra for $10,000 with a maturity date of December 15, 2024. The loan bears fixed interest at a rate of 9.69% per annum, with monthly payments of $253, which is comprised of principal and interest. This loan is collateralized by the underlying vehicle. The balance of this loan as of December 31, 2022 and December 31, 2021 is $5,455 and $7,837, respectively.

Hyundai Elantra - 2020

On October 29, 2019, the Company entered into a Finance Agreement to purchase a 2020 Hyundai Elantra for $17,655 with a maturity date of October 29, 2024. The loan bears fixed interest at a rate of 7.24% per annum, with monthly payments of $352, which is comprised of principal and interest. This loan is collateralized by the underlying vehicle. The balance of this loan as of December 31, 2022 and December 31, 2021 is $7,090 and 10,655, respectively.

Hyundai Tucson

On August 28, 2020, the Company entered into a Finance Agreement to purchase a 2020 Hyundai Tucson for $24,841 with a maturity date of August 28, 2025. The loan has no stated interest rate and no effective interest rate with monthly principal payments of $414. This loan is collateralized by the underlying vehicle. The balance of this loan as of December 31, 2022 and December 31, 2021 is $13,249 and $18,217, respectively.

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VILLAGE OAKS PATHOLOGY SERVICES, P.A.

D/B/A PRECISION PATHOLOGY SERVICES

NOTES TO FINANCIAL STATEMENTS

Promissory Note - Fischer Equipment

On March 29, 2021, the Company entered into a $31,087 promissory note to finance the purchase of laboratory equipment. The promissory note bears interest at 4.25% per annum, with monthly payments of $577, which is comprised of principal and interest. This loan is collateralized by the underlying equipment. The balance of this note as of December 31, 2022 and December 31, 2021 is $20,928 and $26,840, respectively.

Promissory Note - BNB

On September 28, 2021, the Company entered into a $48,718 promissory note to finance the purchase of an Excellstoras Processor. The promissory bears fixed interest at 4.25% per annum, with monthly payments of $904, which is comprised of principal and interest. This loan is collateralized by the underlying equipment. The balance of this note as of December 31, 2022 and December 31, 2021 is $37,470 and $46,506, respectively.

Interest expense for all notes payable was $16,883 and $12,730 for the years ended December 31, 2022 and 2021, respectively.

Future minimum debt payments at December 31, 2022, are as follows:

Years Ending December 31,
2023	$40,407
2024	40,523
2025	31,837
2026	19,631
2027	3,888
Thereafter	-
Total	136,286
Less: Current Portion	(40,407)
Notes payable, long-term	$95,879

Line of Credit

On June 20, 2012, the Company entered into a Loan Agreement that provides the Company with a $200,000 revolving line of credit for the working capital needs of the Company with a maturity date of July 22, 2023. The Company may borrow, repay, and re-borrow at any time or from time to time while the line of credit is in effect. The line of credit was unsecured and not collateralized by any of the Company’s assets. Interest on the line of credit will accrue from the date of advance until final payment thereof at 1.00% above the prime rate. As of December 31, 2022 and 2021 there were no amounts outstanding under the line of credit.

9. Paycheck Protection Program

On April 17, 2020, the Company received $503,900 of proceeds under the Paycheck Protection Program (PPP) established pursuant to the CARES Act and administered by The Small Business Association (the “SBA”), as amended by the Paycheck Protection Program Flexibility Act of 2020 on June 22, 2020. The proceeds were recorded as debt, bear interest at 1% per annum and were unsecured. Amounts received under the PPP were used entirely to fund payroll costs as defined in the CARES Act and are expected to be eligible for forgiveness.

As of December 31, 2020, the Company used $503,900 of the loan proceeds to fund its payroll and related operational expenses. The Company submitted an application to the SBA on May 14, 2021, requesting these PPP funds received be forgiven. On September 9, 2021, the Company received notification the $503,900 was forgiven. As such, this amount has been recognized as other income in the accompanying statement of operations for the year ended December 31, 2021.

On March 30, 2021, the Company received an additional $503,950 under the Paycheck Protection Program (PPP) established pursuant to the CARES Act and administered by The Small Business Association (the “SBA”), as amended by the Paycheck Protection Program Flexibility Act of 2020 on June 22, 2020. The proceeds were recorded as debt, bear interest at 1% per annum and were unsecured. Amounts received under the PPP were used entirely to fund payroll costs as defined in the CARES Act and are expected to be eligible for forgiveness. As of December 31, 2021, the Company had not met the criteria for loan forgiveness. As such, the $503,950 of PPP funding is presented as long-term debt as of December 31, 2021. On April 4, 2022, the Company received notification the $503,950 was forgiven. As such, this amount has been recognized as other income in the accompanying statement of operations for the year ended December 31, 2022.

Based on current SBA guidance, the SBA has 6 years (up to 2026) to audit the good faith certification of eligibility and expenditures related to the Company’s PPP loan proceeds.

16

VILLAGE OAKS PATHOLOGY SERVICES, P.A.

D/B/A PRECISION PATHOLOGY SERVICES

NOTES TO FINANCIAL STATEMENTS

10. Related Party Transactions

The majority shareholder of the Company is also an employee of the Company. Salaries paid to the majority shareholder for the years ended December 31, 2022 and 2021 were $590,000 and $597,000, respectively, and are included in selling, general, and administrative expenses in the accompanying statement of operations. The Company made distributions of $12,160 and $12,000 for the years ended December 31, 2022 and 2021, respectively to the majority shareholder.

11. Commitments and Contingencies

Litigation

From time to time, the Company may become subject to legal proceedings, claims or litigation arising in the ordinary course of business. In addition, the Company may receive notices alleging infringement of patents or other intellectual property rights. If an unfavorable outcome were to occur in litigation, the impact could be material to the Company’s business, financial condition, cash flow or results of operations, depending on the specific circumstances of the outcome. The Company accrues for loss contingencies when it is both probable that the Company will incur the loss and when it can reasonably estimate the amount of the loss or range of loss. As of December 31, 2022 and 2021, management believes there are no such outstanding claims or lawsuits that, individually or in the aggregate, would have a material adverse effect on the Company’s financial position, the results of its operations, or its cash flows.

bioAffinity Technologies, Inc. License Agreement

The Company has a license with bioAffinity Technologies, Inc. (“bioAffinity”) which allows the Company the use of bioAffinity’s proprietary CyPath® technology to provide patients with a diagnostic test for the detection of cancer. The license has an initial term through the date that the Company obtains FDA approval to directly commercialize similar equipment (or a functional equivalent of the licensed equipment). This license provides for certain royalties based on a percentage of services rendered. As of December 31, 2022 and 2021, there have been no payments made under the license agreement.

12. Retirement Plan

The Company maintains a 401(k) plan for qualified employees. The plan covers substantially all full-time employees of the Company who meet certain age and length of service requirements. There is no requirement for the Company to match employee contributions to the plan. The Company did not contribute to the plan during the years ended December 31, 2022 and 2021.

13. Subsequent Events

The Company has evaluated subsequent events occurring after the balance sheet date through the date of September 19, 2023, which is the date the financial statements were available to be issued. Based on this evaluation, the Company has determined the following subsequent events have occurred which require disclosure in the financial statements.

On September 18, 2023, the Company entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) wherein the Company was acquired by Precision Pathology Laboratory Services, LLC, a Texas limited liability company (“PPLS”), that is a wholly owned subsidiary of bioAffinity Technologies, Inc. (“bioAffinity”). Pursuant to the terms of the Asset Purchase Agreement the Company received $3,500,000 in consideration for the assets to be purchased by PPLS, of which $1,000,000 was paid by the issuance of 564,972 shares of bioAffinity’s restricted Common Stock to a trust controlled by Dr. Joyce (the “Joyce Trust”), which share number was based on the average of the trading day closing prices of bioAffinity for the 30 days prior to September 15, 2023, rounded to the nearest whole share.

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